UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

June 19, 2008
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 19, 2008, Griffin Land & Nurseries, Inc. (“Griffin”) notified Nasdaq staff that due to the death of Mr. Alan Plotkin, an independent director of Griffin and a member of Griffin’s Audit Committee, Griffin no longer complies with Nasdaq’s independent director requirements (Marketplace Rule 4350(c)(1)) and audit committee composition requirements (Marketplace Rule 4350(d)(2)(A)).  On June 19, 2008, Griffin received a letter from Nasdaq staff confirming that (i) Griffin is not in compliance with Nasdaq’s independent director and audit committee composition requirements and (ii) consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq will provide Griffin a cure period to regain compliance.  Griffin has until the earlier of the next annual meeting of stockholders or June 19, 2009 to regain compliance or if the next annual meeting of stockholders is held before December 16, 2008, then Griffin must evidence compliance no later than December 16, 2008.

On June 24, 2008, Griffin issued a press release announcing that it had received the letter of non-compliance from Nasdaq.  A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1:  Registrant's June 24, 2008 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: June 24, 2008